ARMOUR RESIDENTIAL REIT, INC.
THIRD QUARTER WEBCAST SCHEDULED FOR OCTOBER 26, 2017

VERO BEACH, Florida - October 24, 2017 - ARMOUR Residential REIT, Inc. (NYSE: ARR, ARR PrA and ARR PrB) (“ARMOUR” or the “Company”) announced today that it will provide an online, real-time webcast of its conference call with equity analysts covering third quarter 2017 operating results on Thursday, October 26, 2017. The Company will issue its third quarter 2017 earnings release after the close of trading on Wednesday, October 25, 2017.
The live broadcast will be available https://www.webcaster4.com/Webcast/Page/896/23198 on October 26, 2017, beginning at 10:00 a.m. (Eastern Time). The online replay will be available on the Company’s website www.armourreit.com and continue for one year.
About ARMOUR Residential REIT, Inc.
ARMOUR invests primarily in fixed rate residential, adjustable rate and hybrid adjustable rate residential mortgage-backed securities issued or guaranteed by U.S. Government-sponsored enterprises (“GSEs”), or guaranteed by the Government National Mortgage Association. In addition, ARMOUR invests in other securities backed by residential mortgages for which the payment of principal and interest is not guaranteed by a GSE or government agency. ARMOUR is externally managed and advised by ARMOUR Capital Management LP, an investment advisor registered with the Securities and Exchange Commission (“SEC”).
Additional Information and Where to Find It
Investors, security holders and other interested persons may find additional information regarding the Company at the SEC's Internet site at www.sec.gov, or the Company website at www.armourreit.com, or by directing requests to: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: Investor Relations.

Investor Contact:
James R. Mountain
Chief Financial Officer
ARMOUR Residential REIT, Inc.
(772) 617-4340

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